Exhibit 23.4

62 West 45th Street

New York, New York 10036

September 6, 2022

The Board of Directors

Lionheart III Corp

4218 NE 2nd Ave

Miami, FL 33137

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 24, 2022, to the Board of Directors of Lionheart III Corp as Annex J to, and to the references to such opinion in, the proxy statement/prospectus of Empatan Public Limited Company (“Empatan”), which proxy statement/prospectus forms a part of the Registration Statement on Form F-4 of Empatan (including any amendments or supplements, the “Registration Statement”).

By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under Section 7 of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Scura Partners LLC

Scura Partners LLC